UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2010

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 9, 2010, Wizzard Software Corporation, a Colorado corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The following directors were elected at the Annual Meeting, with:  (i) the number of votes cast for each director; (ii) the number of votes cast against; (iii) the number of votes withheld; and (iv) the number of broker non-votes indicated opposite each director’s name below:

Broker

Director

For

Against

Withheld

Non-Votes

Christopher J. Spencer

13,019,457

-0-

1,393,036

25,059,369

David Mansueto

13.042,137

-0-

1,370,356

25,059,369

J. Gregory Smith

13,275,472

-0-

1,137,021

25,059,369

Douglas Polinsky

13,279,062

-0-

1,133,431

25,059,369

Denis Yevstifeyev

13,026,227

-0-

1,386,266

25,059,369

In addition, 12,662,069 votes were cast in favor of the approval of the Company’s 2010 Stock Option Plan, with 1,702,220 shares of the Company’s common stock voted against; 48,204 shares abstaining; and 25,059,369 broker non-votes.  The 2010 Stock Option Plan provides for the grant of options to purchase up to 2,000,000 shares of the Company’s common stock to eligible persons, at the discretion of the Company’s Board of Directors.

A total of 33,317,539 votes were cast in favor of the approval of the Company’s Securities Purchase Agreement dated April 1, 2010, and the issuance of up to 13,000,000 shares of the Company’s common stock pursuant thereto, with 5,993,502 shares of common stock voted against and 160,821 shares abstaining.

A total of 35,968,396 shares of common stock were voted in favor of the ratification of Gregory & Associates, LLC, as the Company’s independent auditors, with 3,198,194 shares voted against and 305,272 shares abstaining.

Each of the above figures represents the final voting results of each of the matters submitted to a vote of the Company’s common stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION

Date:	7/6/10	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President